Exhibit 23.2

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of META Group, Inc. on Form S-3 of our report dated February 6, 1998 appearing in the Annual Report on Form 10-K of META Group, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                              /s/ DELOITTE & TOUCHE LLP
                                              -------------------------
                                                  DELOITTE & TOUCHE LLP





Stamford, Connecticut
November 19, 1998